UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported)    November 14, 2007

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                In connection with the transfer of the remaining assets of the Company to the Tripos, Inc. Liquidating Trust (the “Liquidating Trust”), as described in Item 8.01 below, effective November 14, 2007, Dr. McAlister, President and Chief Executive Officer of Tripos, Inc. (the “Company”), and the Company’s sole remaining employee, resigned from his position as an officer of the Company.

Section 8 — Other Events

Item 8.01.                  Other Events.

                On November 14, 2007, the Company transferred its remaining assets to the Liquidating Trust, a trust governed under the laws of the State of Utah, pursuant to the Liquidating Trust Agreement a form of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference. The transfer included the balance of remaining Company assets, with an estimated gross carrying value of approximately $4 million, primarily in cash

                On November 14, 2007, the Company filed a Form 15 with the SEC to terminate the registration of the Company’s common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”). The Company will cease filing reports under the Exchange Act. The Liquidating Trust will not register with the SEC, but the Liquidating Trust will voluntarily provide annual unaudited financial information to persons with a beneficial interest in the Liquidating Trust, and will make prompt public disclosure of material developments of the type required to be reported in a Current Report on Form 8-K.

Forward-Looking Statements

                This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company’s future prospects, including: (1) the Company’s ability to satisfy its creditors out of resources currently available; (2) the ultimate amount of net assets available for distribution to shareholders, immediately or in the future; (3) the ability of the liquidating trustees to collect and liquidate all remaining assets on favorable terms; and (4) the ultimate determination of the amount of taxes payable to U.S. and foreign tax authorities. In particular, the Company’s ability to make distributions to its shareholders is subject to the risk that the Company incurs additional liabilities that the Company does not now anticipate, that the Company’s expenses prove higher than expected, that the settlement of the Company’s liabilities are higher than expected or that the distributions are delayed. These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ. These statements should be understood in light of the risk factors set forth in the Company’s filings with the SEC, including, without limitations, those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and those matters described from time to time in the Company’s periodic filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, and as of November 14, 2007 the Company has deregistered as a reporting company with the SEC.

Item 9.01.                  Financial Statements and Exhibits.

(d) Exhibits

                99.1         Form of Tripos, Inc. Liquidating Trust Agreement effective November 8, 2007.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2007	TRIPOS, INC.

	By:	/s/ John P. McAlister
John P. McAlister
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Tripos, Inc. Liquidating Trust Agreement effective November 8, 2007.